UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2025

Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Iowa	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

323 Sixth Street
Ames, Iowa 50010
(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: (515) 232-6251

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	ATLO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Shareholders

The Company’s annual meeting of shareholders was held on April 30, 2025.

Proposal 1.         The stockholders elected to the Company’s Board of Directors for a term of three years were Douglas W. Beals, Michelle R. Cassabaum, John P. Nelson, and Kevin L. Swartz. Directors whose term of office continued after the annual meeting consist of Jeffery C. Baker, Betty A. Baudler Horras, Patrick G. Hagan, Lisa M. Eslinger, Everett S. Miles, John L. Pierschbacher and Scot A. Trost.

Proposal 2.         The stockholders also ratified the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for 2025.

There were 8,915,557 shares of common stock entitled to vote at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1.         The voting results on the election of directors for a three-year term were as follows:

	In Favor	Votes Withheld	Broker Non-Votes

Douglas W. Beals	3,878,312	78,914	2,991,609
Michelle R. Cassabaum	3,881,324	75,902	2,991,609
John P. Nelson	3,706,975	250,251	2,991,609
Kevin L. Swartz	3,815,069	142,157	2,991,609

Proposal 2.                  The voting results on the ratification of the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstain

6,747,378	21,330	180,127

There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: May 2, 2025	By:	/s/ John P. Nelson
John P. Nelson, Chief Executive Officer and President